JOINT FILING AGREEMENT

            The undersigned hereby consent to the joint filing by any of them of a Statement of Changes in Beneficial Ownership of Securities on Form 4 and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Averion International Corp. and hereby affirm that this Form 4 is being filed on behalf of each of the undersigned.



Dated: November 2, 2007       Comvest Investment Partners II, LLC, its
                              managing member


                              By: /s/ Michael S. Falk
                                 -----------------------------------
                              Name: Michael S. Falk
                              Title: Managing Member


Dated: November 2, 2007


                                  /s/ Michael S. Falk
                                  -----------------------------------
                                  By: Michael S. Falk, individually